Exhibit 99.1

SG Blocks, Inc. Announces Pricing of Public Offering and NASDAQ Listing

BROOKLYN, N.Y. -- (Marketwired) -- 06/21/17 -- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks” or the “Company”), a premier designer, innovator and fabricator of container-based structures, today announced the pricing of its initial public offering of 1,500,000 shares of its common stock at a public offering price of $5.00 per share. All of the shares of common stock are being offered by SG Blocks. The shares are expected to begin trading on the NASDAQ Capital Market on June 22, 2017 under the ticker symbol "SGBX". In addition, SG Blocks has granted the underwriters a 45-day option to purchase from SG Blocks up to an additional 225,000 shares of common stock at the initial public offering price, less the underwriting discount.

The gross proceeds to SG Blocks from this offering are expected to be $7,500,000, prior to deducting underwriting discounts, commissions and other estimated offering expenses.

SG Blocks plans to use the net proceeds from the offering for working capital and other general corporate purposes and to repay the remaining portion of the Company’s outstanding debt.

The offering is expected to close on or about June 27, 2017, subject to customary closing conditions.

Joseph Gunnar & Co., LLC is acting as sole book-running manager for the offering.

The Securities and Exchange Commission declared effective a registration statement on Form S-1 relating to these securities on June 13, 2017. A final prospectus relating to this offering will be filed with the SEC. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained by contacting Joseph Gunnar & Co, LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone 212-440-9600, email: prospectus@jgunnar.com. Investors may also obtain these documents at no cost by visiting the Securities and Exchange Commission’s website at http://www.sec.gov. Before you invest, you should read the prospectus and other documents the Company has filed or will file with the Securities and Exchange Commission for more complete information about the Company and the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. For more information, visit www.sgblocks.com.

Forward-Looking Statements

This press release contains forward-looking statements about the Company’s expectations, beliefs and intentions. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. For example, forward-looking statements are used in this press release when we discuss the expected timing of the closing of the offering, the use of proceeds, the expected trading of our shares on Nasdaq and the description of our business. These forward-looking statements involve certain risks and uncertainties, including, among others, risks impacting the ability of the Company to complete any public offering of its securities because of general market conditions or other factors and risks that could cause the Company’s results to differ materially from those expected by Company management or otherwise described in or implied by the statements in this press release. Any forward-looking statement in this press release speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” in SG Blocks’ Registration Statement on Form S-1 filed with the SEC, which is available on the SEC's website, www.sec.gov.

Contact:

Media

Rubenstein Public Relations
Kati Bergou

212-805-3014

Email Contact

Investors

Jason Assad

678-570-6791

Email Contact